As filed with the Securities            Registration No.
and Exchange Commission on              333-94631
___________________.

=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ------------------------
                           FORM SB-2/A-2
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     PALAL MINING CORPORATION
          (Name of small business issuer in its charter)

Nevada                   1081                     88-0435904
---------------------------------------------------------------------
(State or Other          (Primary Standard        (IRS Employer
Jurisdiction of          Industrial               Identification #)
Organization)            Classification Code)

PALAL MINING CORPORATION           Conrad C. Lysiak, Esq.
1160 1040 West Georgia St.         601 West First Avenue, Suite 503
Vancouver, B.C., Canada V6E 4H1    Spokane, Washington  99201
(604) 605-0885                     (509) 624-1475
--------------------------------------------------------------------
(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

=====================================================================

--------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------
                                      Offering  Aggregate
Securities          Amount To Be      Price     Offering    Registration
To Be Registered    Registered        Per Share Price       Fee [1]

Common Stock:       2,000,000 Shares  $0.10     $200,000    $ 100.00
-------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH OFFERS, SOLICITATIONS OR SALES WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY THE STATES.

Prospectus

                     PALAL MINING CORPORATION
                      Shares of Common Stock
                  No Minimum - 2,000,000 Maximum

         Before      this offering, there has been no public market
for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     Investing in our common stock involves  risks.  See "Risk
Factors" starting at page 6.

---------------------------------------------------------------------
                    Price          Aggregate           Proceeds
                    Per Share      Offering Price      to Us
---------------------------------------------------------------------

Common Stock        $0.10          $200,000            $150,000
--------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

     The date of this prospectus is _________________, 2000.

                        TABLE OF CONTENTS



                   Page No.

Summary of Prospectus     .    .    .    .    .    .    .     5

Risk Factors    .    .    .    .    .    .    .    .    .     6
  Risks Associated with Our Company      .    .    .    .     6
  Risks Associated with this Offering    .    .    .    .     8

Use of Proceeds      .    .    .    .    .    .    .    .     9

Determination of Offering Price     .    .    .    .    .    10

Capitalization  .    .    .    .    .    .    .    .    .    10


Dilution of the Price You Pay for Your Shares .    .    .    11

Plan of Distribution; Terms of the Offering   .    .    .    14

Business   .    .    .    .    .    .    .    .    .    .    16

Management's Discussion and Analysis of
 Financial Condition and Results of Operations.    .    .    20

Management .    .    .    .    .    .    .    .    .    .    23

Executive Compensation    .    .    .    .    .    .    .    25

Principal Shareholders    .    .    .    .    .    .    .    25

Description of Securities .    .    .    .    .    .    .    26

Certain Transactions      .    .    .    .    .    .    .    28

Litigation .    .    .    .    .    .    .    .    .    .    28

Experts    .    .    .    .    .    .    .    .    .    .    28

Legal Matters   .    .    .    .    .    .    .    .    .    28

Financial Statements .    .    .    .    .    .    .    .    29

--------------------------------------------------------------------
                      SUMMARY OF OUR OFFERING
--------------------------------------------------------------------

     This summary highlights important information about our business and about this offering. Because it is a summary, it doesn't contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

     We are an exploration     stage      company.  We own one
property.  We intend to explore for gold on our property.

     Our administrative office is located at     1160-1040 West
Georgia Street, Vancouver, British Columbia, Canada V6E 4H1     ,
telephone (604) 605-0885 and our registered statutory office is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. Our fiscal year end is June 30.

The Offering

     Following is a brief summary of this offering:

Securities being offered .    .    .    Up to 2,000,000 shares of
                                        common stock, par value
                                        $0.00001.
Offering price per share      .    .    $ 0.10
Offering period     .    .    .    .    The shares are being offered
                                        for a period not to exceed 90
                                        days, unless extended by our
                                        board of directors for an
                                        additional 90 days.
Net proceeds to our company   .    .    Approximately $150,000.
Use of proceeds     .    .    .    .    We will use the proceeds to
                                        pay for offering  expenses,
                                        research and exploration.
Number of shares outstanding
 before the offering     .    .    .    5,000,000
Number of shares outstanding
 after the offering      .    .    .    7,000,000

--------------------------------------------------------------------
                            RISK FACTORS
--------------------------------------------------------------------

     Please consider the following risk factors before deciding to invest in our common stock

Risks Associated with Our Company:

         1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.

     We were incorporated in September 1999 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $292,824. Our ability to achieve and maintain profitability and positive cash flow is dependent upon
     *    our ability to locate a profitable mineral property
     *    our ability to generate revenues
     *    our ability to reduce exploration     stage      costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

         2. We are subject to risks inherent in the establishment of a new business enterprise.

     We are subject to risks inherent in the establishment of a new business enterprise including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

     3. We have no known mineral reserves and if cannot find any we will have to cease operations.

     We have no mineral reserves. If we do not find a mineral reserve containing gold or if we cannot develop the mineral reserve, either because we do not have money to do it or because it will not be economically feasible to do it, we will have to cease operations an you will loose your investment.

     4. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

     Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income.

     5. Because we are small and do not have much capital, we must limit our exploration.

     Because we are small and do not have much capital, we must limit our exploration. There are other larger exploration companies that could and probably would spend more time and money exploring our property.

         6. We will have to suspend our exploration plans if we do not have access to all of the supplies and materials we need.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies,
like      dynamite, and  equipment     like      bulldozers and
excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     7.  People we do business with may not be year 2000 compliant.

     We are year 2000 compliant. We do not know if people we will be doing business with in the future are year 2000 compliant. If someone we do business with is not year 2000 compliant, the services or products he furnishes to us could be interrupted. If the services or products are interrupted, we may have to suspend operations while he corrects his year 2000 compliance.

     8.  We may not have enough money to complete our exploration .

     We may not have enough money to complete the exploration of our property. If it turns our that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can't raise it, we will have to suspend or cease operations.

         9. Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.

     Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies. At the present time we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. In the future, if we decide to acquire a mining property which is also sought by one of the companies which Mr. Grenfal or Mr. Stetsenko are officers or directors, a direct conflict of interest could result.

Risks Associated with This Offering:

         10. Because we are a penny stock, you may not be able to resell our shares.

     Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock.

         11. After this offering, control of the company will remain with Messrs. Grenfal and Stetsenko which may inhibit a change of control.

     Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Grenfal and Stetsenko will still own 5,000,000
shares and will continue to control us.   As a result, after
completion of this offering, regardless of the number of shares we sell, Messrs. Grenfal and Stetsenko will be able to elect all of our directors and control our operations and your ability to cause a change in the course of our operations is eliminated. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board.

     12. Messrs. Grenfal and Stetsenko's control can have a depressive effect on the market price of stock.

     Because Messrs. Grenfal and Stetsenko will control us after the offering, regardless of the number of shares sold, the value
attributable to the right to vote is gone.   This could result in a
reduction in the market value to the shares you own because of the ineffective voting power.

         13. Messrs. Grenfal and Stetsenko will receive a substantial benefit from your investment.

     Messrs Grenfal and Stetsenko, our only shareholders will receive a substantial benefit from your investment. They are supplying the property to be explored which is valued at $2,644, cash of $133 and a loan of $12,500 which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. AS a result, if we cease operations for any reason, you will loose your investment while Messrs Grenfal and Stetsenko will loose only approximately $15,000.

         14. Because there is no public trading market for our common stock, you may not be able to resell your shares.

     There is currently no public trading market for our common stock. Therefore there is no central place,

    like a stock
exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

     15. There is no minimum number of shares that must be sold and we will not refund any funds to you.

     There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

         16. You may be investing in a company that does not have adequate funds to conduct its operations.

     Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

     17. Sales of common by our officers and directors will likely cause the market price for the common stock to drop.

     A total of 5,000,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.055 . They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.


--------------------------------------------------------------------
                          USE OF PROCEEDS
--------------------------------------------------------------------
     Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used offering expenses. We will use the net proceeds as follows:

     Amount raised  $ 50,000  $100,000  $150,000  $200,000

                              Allocation

Offering expenses   $ 50,000  $ 50,000  $  50,000 $  50,000
Exploration         $      0  $ 50,000  $ 100,000 $ 140,000
Working capital     $      0  $      0  $       0 $  10,000

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to
reassess and reassign     the      use if, in the judgement of our
board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

--------------------------------------------------------------------
                  DETERMINATION OF OFFERING PRICE
--------------------------------------------------------------------

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack operating history
     *    the proceeds to be raised by the offering
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
     *    our relative cash requirements.


--------------------------------------------------------------------
                          CAPITALIZATION
--------------------------------------------------------------------

     The following table sets forth our capitalization at March 31, 2000, on a historical basis and as adjusted to reflect the sale of the shares.

     This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

                     03/31/00       As Adjusted After Offering
                     Actual      25%        50%         75%         100%
Stockholder's Equity:
Common Stock: 100,000,000
 shares authorized,
 par value $0.00001
 5,000,000 issued and
  outstanding        $       50
 5,500,000 issued and
  outstanding                   $       55
 6,000,000 issued and
  outstanding                               $       60
 6,500,000 issued and
  outstanding                                           $       65
 7,000,000 issued and
  outstanding                                                       $       70
Additional Paid-in
 Capital            $  275,202  $  275,197  $  325,192  $  375,187  $  425,182
Deficit accumulated
 during the
 exploration stage  $ (292,824) $ (292,824) $ (292,824) $ (292,824) $ (292,824)
                    ----------  ----------  ----------  ----------  ----------
TOTAL STOCKHOLDERS'
 EQUITY (deficit)   $  (17,572) $  (17,572) $   32,428  $   82,428  $  132,428
                    ==========  ==========  ==========  ==========  ==========

--------------------------------------------------------------------
           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
--------------------------------------------------------------------

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of March 31, 2000, the net tangible book value of our shares of common stock was a deficit of $(17,572) or approximately $(0.003) per share based upon 5,000,000 shares outstanding.

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $132,428, or approximately $0.02. The net tangible book value of the shares held by our existing stockholders will be increased by $0.023 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

     Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $82,428, or approximately $0.013 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.016 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.013 per share.

     Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $32,428, or approximately $0.005 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.005 per share.

     Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $(17,572), or approximately $(0.003) per share. The net tangible book value of the shares held by our existing stockholders will be increased by $-0- per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $(0.003) per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     After completion of this offering, if 500,000 shares are sold, you will own approximately 9.09% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 90.91% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders

Price per share     .    .    .    .    .    .    .    $   0.055
Net tangible book value per share before offering .    $ (17,572)
Net tangible book value per share after offering       $ 132,428
Increase to present stockholders in net tangible book
value per share after offering     .    .    .    .    $   0.023
Capital contributions    .    .    .    .    .    .    $ 275,000
Number of shares outstanding before the offering       5,000,000
Number of shares after offering
 held by existing stockholders     .    .    .    .    5,000,000
Percentage of ownership after offering  .    .    .       71.43%

Purchasers of Shares in this Offering if all Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.08
Capital contributions    .    .    .    .    .    .    $ 200,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    2,000,000
Percentage of ownership after offering  .    .    .       28.57%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.087
Capital contributions    .    .    .    .    .    .    $ 150,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    1,500,000
Percentage of ownership after offering  .    .    .       23.08%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.095
Capital contributions    .    .    .    .    .    .    $ 100,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    1,000,000
Percentage of ownership after offering  .    .    .       16.67%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.103
Capital contributions    .    .    .    .    .    .    $  50,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .      500,000
Percentage of ownership after offering  .    .    .        9.09%

--------------------------------------------------------------------
            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
--------------------------------------------------------------------

Offering Will Be Sold By One of Our Officers

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     We will sell the shares in this offering through Sergei Stetsenko, one of our officers and directors. Mr. Stetsenko will receive no commission from the sale of any shares. Mr. Stetsenko will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve
(12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

      Mr. Stentsko is not subject to disqualification, is not being
compensated, and is not associated with a broker-dealer.   Mr.
Stentsko is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Stentsko has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

     This offering will     start      on the date of this prospectus
and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

     1.  execute and deliver a subscription agreement

     2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Palal Mining
Corporation."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

--------------------------------------------------------------------
                             BUSINESS
--------------------------------------------------------------------

General

     We were incorporated in the State of Nevada on September 2, 1999. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our
business office is located at     1160 - 1040 West Georgia Street,
Vancouver, British Columbia, Canada V6E 4H1.      Our telephone
number is (604) 605-0885. Our offices are leased from Callinan Mines Ltd. on a month to month basis and our monthly rental is $-0-.

Background

     In September 1999, Hugh Grenfal our President and a member of the board of directors, acquired one mineral property containing ten mining claims in British Columbia, Canada by arranging the staking of
the same through a third party.   Mr. Grenfal paid $2,644 to stake
the claims. The claims are recorded in Mr. Grenfal's name to a avoid paying additional fees, however, title to the claims has been
conveyed to us by an unrecorded deed.     An unrecorded deed is one
which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records.
Title to the property is superior to all other unrecorded deeds. Should Mr. Grenfal transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. Grenfal will be liable to us for monetary damages for breach of his
warranty of title.         Under British Columbia provincial law, if
the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the deed, pay
the additional tax, and file as a foreign corporation.      We are in
possession of the unrecorded deed and the decision to record or not record the deed is solely within our province.

     To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Location and Access

     The Mak Sikker property consists of 10 claims totaling approximately 625 acres. The claims are on the western slope of Mt. Kobau, northwest from the village of Creston, in south-central
British Columbia. Highway 3 runs immediately south of the property and there is good road access to the top of Mt. Kobau.

Physiography

     The property is situated in the Similkameen Valley within the southern central interior of British Columbia. Elevations range from 1,800 feet in the southwest to 6,000 feet on Mt. Kobau. The relatively flat summit of Mt. Kobau is at the southern end of a north ridge. The west side of this ridge falls steeply toward the Similkameen Valley. The slope drained by Manery Creek is fairly steep and rugged.

     Vegetation consists mainly of open grasslands with some
Ponderosa Pine and fir. The Similkameen bottomland is cultivated and used for grazing. The climate features warm summers and mild winters. Water is not plentiful, as the flow in Manery Creek is intermittent. Water for exploration purposes would have to be brought from the Similkameen River or one of the small ponds northwest of the peak of Mount Kobau.

Property Geology

         The major type of rock found on the property is quartz.
Gold, silver and copper are found in quartz veins. We have determined that there are quartz veins on the property. We have not determined if there is any gold, silver or copper in the quartz veins.

MAP SUPPLIED SUPPLEMENTALLY.

Our Proposed Exploration Program

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any     minerals      or reserves
whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical
testing of our claims. When available, existing workings,     like
     trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area.

Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the
area. They also allow     easier restoration of the land to its pre-
exploration condition when we conclude our operations.      Once
excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

     Phase 1 will take about 3 months and cost up to $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

     *    more extensive trenching
     *    more advanced geophysical work
     *    drift driving

Drift driving is the process of constructing a tunnel to take samples
of     minerals      for testing.  Later, the tunnel can be used for
mining     minerals     .  The geophysical work gives a general
understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost up to $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the
length, the tonnage and the value per ton of any     mineral
body.   This is accomplished through extensive drift driving.  Phase
3 will take about 6 months and cost up to $80,000.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Competitive Factors

     The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or
removal or     mineral      from out property.   Readily available
gold markets exist in Canada and around the world for the sale of
gold.      Therefore     , we will be able to sell any gold that we
are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian
Mineral Tenure Act Regulation.  This act sets forth rules for

     *    locating claims
     *    posting claims
     *    working claims
     *    reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

     1.   Health and Safety
     2.   Archaeological Sites
     3.   Exploration Access

     We are responsible to provide a safe working environment, not
disrupt archaeological sites, and conduct our activities     to
prevent      unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of
operation     before we start      any mining operations.  We
anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed.
Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the
property.       It is difficult to estimate the cost of compliance
with the environmental law since the full nature and extent of our
proposed activities cannot be determined until we     start      our
operations and know what that will involve from an environmental standpoint.

     We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Hugh Grenfal and Sergei Stetsenko, our officers and directors.

Employees and Employment Agreements

     At present, we have no employees, other than Messrs. Grenfal and
Stetsenko, our officers and directors, who   were compensated  for
their services. Messrs. Grenfal and Stetsenko do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.


--------------------------------------------------------------------
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS
--------------------------------------------------------------------

         This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which,
by their nature, refer to future events.   You should not unduly rely
on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

      To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find
alternative sources,     like a      second public offering, a
private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the
research and exploration of our properties before we     start
production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on September 2, 1999

     We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property at this time.

     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on September 2, 1999 to March 31, 2000 was $132, as a
result of proceeds received from     advances.  In addition a related
party paid expenses in the amount of $17,684 directly to providers, and must be paid back.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock through a Section
4(2) offering in September 1999. This was accounted for as a compensation expense of $273,586 and advances and reimbursement expenses of $1,414.

         Since our inception, Mr. Grenfal, has paid expenses from us in the total sum of $17,684, which included organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on a specific date. Mr. Grenfal will accept repayment from us when money is available.

     As of March 31, 2000, our total assets were $135 and our total liabilities were $17,707.

Year 2000 Compliance

     The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

Year 2000 State of Readiness

      To address Year 2000 issues, we developed and implemented a plan to become Year 2000 ready. The Year 2000 Plan covers the computers and technology which we use in the research and exploration of our properties. We have reviewed our technology consisting of computer hardware and software systems and found them to be Year 2000 ready. Since we do not have any vendors we cannot make any assessment of third parties. In the future, we intend to evaluate and assess the systems of any third party providers with whom we do business.

Year 2000 Costs

     To date, we have incurred no historical costs associated with our Year 2000 readiness and the magnitude of any future costs will depend upon the nature and extent of any problems that are identified.

Year 2000 Risks

     Our failure to correct a material Year 2000 problem could result in a complete failure or degradation of the performance of our computers which will interrupt our operations.

     Presently, however, we believe that our most reasonably likely worst case scenario related to the Year 2000 issue is associated with potential concerns with third party providers' services or products. In the future, we will be dependent on third-party vendors to provide manual labor, research data and studies on our properties. A significant Year 2000-related disruption to one of these vendor's computer software and/or equipment could cause a delay in our proposed research and explorations which in turn could materially and adversely affect our results of operations, liquidity and financial condition. Since we have not started business, we have not hired any
third party vendors.      Therefore      we are not presently aware
of any vendor-related Year 2000 issues that are likely to result in a disruption. There is no assurance that Year 2000 third party vendors will not occur in the future.

Year 2000 Contingency Plans

     Since our equipment is Year 2000 ready, we have not adopted any Year 2000 contingency plans.


--------------------------------------------------------------------
                            MANAGEMENT
--------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address         Age       Positions

Hugh Grenfal             30        President, Treasurer, Principal
3337 West 30th Ave.                Accounting Officer and a member of
Vancouver, B.C.                    the Board of Directors
Canada V6S 1W3

Sergei Stetsenko         29        Secretary and a member of the
704 - 1155 Beach Ave.              Board of Directors
Vancouver, B.C.
Canada V6E 1V2

     The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

     Hugh Grenfal has been our President, Treasurer, Principal Accounting Officer and a member of our board of directors since
inception.  From   January 1991 to June 1996 , Mr. Grenfal was
President of Booker Gold Explorations Ltd., a mining and exploration corporation located in Vancouver, British Columbia. Since October 1996, Mr. Grenfal has been a Director of Callinan Mines Ltd., a mining and exploration corporation located in Vancouver, British Columbia with revenue producing copper and zinc properties located in
Manitoba, Canada.   Since June 1999, Mr. Grenfal has been President
of Paxton Mining Corporation located in Vancouver, British Columbia. Paxton Mining Corporation is a mining company. Since September 1999, Mr. Grenfal has been President of Ancona Mining Corporation located in Vancouver, British Columbia. Ancona Mining is a mining company. Since September 1999, Mr. Grenfal has been President of Camden Mining Corporation located in Vancouver, British Columbia. Camden Mining is a mining company. Mr. Grenfal is currently not a full-time employee with another entity.

     Sergei Stetsenko has been our Secretary and a member of our board of directors since inception. From December 1994 to June 1996, Mr. Stetsenko was the operations manager of Booker Gold Explorations Ltd. His responsibilities included overseeing and implementation of exploration programs and a member of the Hearne Hill copper deposit discovery team. From October 1996 to the present, Mr. Stetsenko was the operations manager of exploration for Callinan Mines Limited. Since September 1999, Mr. Stetsenko has been Secretary of Ancona Mining Corporation located in Vancouver, British Columbia. Ancona Mining Corporation is a mining company. Since September 1999, Mr. Stetsenko has been Secretary of Camden Mining Corporation located in Vancouver, British Columbia. Camden Mining Corporation is a mining company. Mr. Stetsenko is currently not a full-time employee with another entity.

Conflicts of Interest

     We believe that Hugh Grenfal and Sergei Stetsenko will be subject to conflicts of interest. The conflicts of interest arise from Messrs. Grenfal and Stetsenko's relationships with other mining corporations. In the future, Messrs. Grenfal and Stetsenko will continue to be involved in the mining business for other entities and
    their      involvement could create conflicts of interest.  At
the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts that we foresee are Messrs. Grenfal and Stetsenko's devotion of time to mining projects that do not involve us.

     Specifically, Hugh Grenfal is an officer and director of Callinan Mines Ltd., Ancona Mining Corporation, Paxton Mining Corporation and Camden Mining Corporation, all of which are engaged in the mining business. Mr. Stetsenko is an officer of Ancona Mining Corporation and Camden Mining Corporation; and, operations manager for Callinan Mines Ltd., all of which are engaged in the mining business. Presently, none of the foregoing operate mines or receive royalties from properties operated by others with the exception of Callinan Mines Ltd. which receives CDN$149,000 annually from a copper zinc mine in Flin Flon, Manitoba operated by Hudson Bay & Smelting Co. Neither we nor our officers are affiliated with Hudson Bay & Smelting Co. In the future, however, corporations could begin operating mines.

--------------------------------------------------------------------
                      EXECUTIVE COMPENSATION
--------------------------------------------------------------------

     Messrs. Grenfal and Stetsenko, our officers and directors, were compensated in shares of common stock in the amount of $273,586 for their services and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Indemnification

         Under our      Articles of Incorporation and Bylaws of the
corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses
incurred in defending     a proceeding.      To the extent that the
officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or
officers     under      Nevada law, we are informed that, in the
opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------
                      PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding
shares. The table also reflects what     their      ownership will be
assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address    Number of      Number         Percentage of
Beneficial          Shares Before  of Shares      of Ownership
Owner [1]           Offering       After Offering After Offering

Hugh Grenfal        2,500,000      2,500,000      35.71%
3337 West 30th Ave.
Vancouver, B.C.
Canada V6S 1W3

Sergei Stetsenko    2,500,000      2,500,000      35.71%
704 - 1155 Beach Ave.
Vancouver, B.C.
Canada V6E 1V2
---------------------
All Officers and
Directors as a
Group (2 persons)   5,000,000      5,000,000      71.43%

[1] The persons named above may be deemed to be a parent and promoter of our company by virtue of his/its direct and indirect stock holdings. Messrs. Grenfal and Stetsenko are the only promoters of our company.

Future Sales by Existing Stockholders

     A total of 5,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC
promulgated under the Securities Act.  Under Rule 144,     the
shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

--------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
--------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in
that      event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 71.43% of our outstanding shares.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock
Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

--------------------------------------------------------------------
                       CERTAIN TRANSACTIONS
--------------------------------------------------------------------

     In September 1999, we issued a total of 5,000,000 shares of restricted common stock to Hugh Grenfal and Sergei Stetsenko, officers and directors of our company. This was accounted for as a compensation expense of $273,586 and advances and reimbursement expenses of $1,414.

     Since our inception, Mr. Grenfal, advanced loans to us in the total sum of $12,500, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents
reflecting the loan and they are not due on a     specific date     .
Mr. Grenfal will accept repayment from us when money is available.

--------------------------------------------------------------------
                            LITIGATION
--------------------------------------------------------------------

     We are not a party to any pending litigation and none is contemplated or threatened.

--------------------------------------------------------------------
                              EXPERTS
--------------------------------------------------------------------

     Our financial statements for the period from inception to March 31, 2000, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Seafirst Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

--------------------------------------------------------------------
                           LEGAL MATTERS
--------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

--------------------------------------------------------------------
                       FINANCIAL STATEMENTS
--------------------------------------------------------------------

     Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public
Accountant.

     Our audited financial statement from inception to December
31,1999 immediately follows:

INDEPENDENT AUDITOR'S REPORT                                     F-1

FINANCIAL STATEMENTS
     Balance Sheet                                               F-2
     Statement of Operations                                     F-3
     Statement of Stockholders' Equity                           F-4
     Statement of Cash Flows                                     F-5

NOTES TO THE FINANCIAL STATEMENTS                                F-6

Board of Directors
Palal Mining Corporation
Vancouver, BC
CANADA

                    INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Palal Mining Corporation, (an exploration stage enterprise), as of March 31, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from September 2, 1999 (inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palal Mining Corporation, as of March 31, 2000, and the results of its operations and its cash flows for the period from September 2, 1999 (inception) to March 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has been in the exploration stage since its inception on September 2, 1999. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

May 9, 2000

                      PALAL MINING CORPORATION
                   (An Exploration Stage Company)
                           BALANCE SHEET
                           March 31, 2000

ASSETS

CURRENT ASSETS
 Cash                                        $       71
                                             ----------
     Total Current Assets                            71
                                             ----------
OTHER ASSETS
 Mining claims                                       64
                                             ----------
     TOTAL ASSETS                            $      135
                                             ==========

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Accounts payable                            $       23
 Related party payable                           17,684
                                             ----------
     Total Current Liabilities                   17,707
                                             ----------
COMMITMENTS AND CONTINGENCIES                        -
                                             ----------
STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock,100,000,000 shares authorized,
  $0.00001 par value; 5,000,000 shares
  issued and outstanding                             50
 Additional paid-in-capital                     275,202
 Deficit accumulated during
  the exploration stage                        (292,824)
                                             ----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)            (17,572)
                                             ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                            $      135
                                             ==========










  The accompanying notes are an integral part of these financials statements.

PALAL MINING CORPORATION
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
For the Period from September 2, 1999 (Inception) to March 31, 2000



REVENUES                                          $       -
                                                  ----------
EXPENSES
 Consulting services provided by directors           273,586
 General and administrative expense                       61
 Legal and accounting                                 17,684
 Mining exploration                                    1,241
                                                  ----------
     TOTAL EXPENSES                                  292,572
                                                  ----------
NET LOSS FROM OPERATIONS                            (292,572)

OTHER INCOME (EXPENSE)
 Interest expense                                       (252)
                                                  ----------
NET LOSS                                          $ (292,824)
                                                  ==========
NET LOSS PER COMMON SHARE,
 BASIC AND DILUTED                                $    (0.06)
                                                  ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON STOCK SHARES OUTSTANDING,
 BASIC AND DILUTED                                 5,000,000
                                                  ==========



















  The accompanying notes are an integral part of these financials statements.

                      PALAL MINING CORPORATION
                   (An Exploration Stage Company)
            STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
For the Period from September 2, 1999 (Inception) to March 31, 2000

                                                    Deficit
                                                    Accumulated   Total
                       Common Stock     Additional  during the    Stockholders'
                    Number              Paid-In     Exploration   Equity
                    of Shares   Amount  Capital     Stage         (Deficit)

Issuance of common
 stock for mining
 claims and executive
 compensation at $0.055
 per share         5,000,000    $ 50    $ 274,950   $       -     $  275,000

Contribution of capital
 by shareholders in the
 form of foregone
 interest                  -      -           252           -            252

Net loss for the period
 ending March 31, 2000     -      -            -      (292,824)     (292,824)
                    ---------   ----    ---------   ----------    ----------
Balance
 March 31, 2000     5,000,000   $ 50    $ 275,202   $ (292,824)   $  (17,572)
                    =========   ====    =========   ==========    ==========





















  The accompanying notes are an integral part of these financials statements.

PALAL MINING CORPORATION
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
For the Period from September 2, 1999 (Inception) to March 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                         $ (292,824)
 Adjustments to reconcile net loss to net
  cash used by operating activities:
 Payment of expenses from issuance of stock          274,804
 Payment of expenses by shareholder                   17,684
 Payment of expense through contribution
  of additional paid in capital                          252
 Increase in:
  Accounts payable                                        23
                                                  ----------
Net cash provided by (used in) operating
 activities                                              (61)
                                                  ----------
CASH FLOWS FROM INVESTING ACTIVITIES                      -
                                                  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from advances                                  132
                                                  ----------
Increase in cash                                          71

Cash, beginning of period                                 -
                                                  ----------
Cash, end of period                               $       71
                                                  ==========
SUPPLEMENTAL DISCLOSURES:
 Interest paid                                    $       -
                                                  ==========
 Income taxes paid                                $       -
                                                  ==========
NON-CASH TRANSACTIONS:
 Stock issued in payment of expenses              $  274,804
 Stock issued in payment of advances              $      132
 Stock issued in payment of mining claims         $       64
 Loan from shareholder through payment
  of operating expenses                           $   17,684







  The accompanying notes are an integral part of these financials statements.

                      PALAL MINING CORPORATION
                   (An Exploration Stage Company)
                 NOTES TO THE FINANCIAL STATEMENTS
                           March 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Palal Mining Corporation (hereinafter "the Company") filed for incorporation on September 2, 1999 under the laws of the state of Nevada primarily for the purpose of acquiring, exploring, and developing mineral properties. The Company's fiscal year end is June 30.

The Company is actively seeking additional capital and management believes that the Company can develop mineral properties, which it has acquired in British Columbia. However, there are inherent uncertainties in mining operations and management cannot provide assurances that it will be successful in this endeavor. Furthermore, the Company is in the exploration stage, as it has not realized any significant revenues from its planned operations.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Exploration Stage Activities
The Company has been in the exploration stage since its formation in September 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern
The Company's financial statements have been presented on a going concern basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company incurred a net loss of $292,824 for the period ended March 31, 2000, and had no sales. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary in the event the Company cannot continue in existence.

                      PALAL MINING CORPORATION
                   (An Exploration Stage Company)
                 NOTES TO THE FINANCIAL STATEMENTS
                            March 31, 2000
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

Basic and Diluted Loss Per Share
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Provision for Taxes
At March 31, 2000, the Company had a net operating loss of approximately $292,000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Use of Estimates
The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Impaired Asset Policy
In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-live Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. The Company does not believe any adjustments are needed to the carrying value of its assets at March 31, 2000.

                      PALAL MINING CORPORATION
                   (An Exploration Stage Company)
                 NOTES TO THE FINANCIAL STATEMENTS
                            March 31, 2000
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Risk
The Company maintains its cash accounts in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is a business checking account maintained in U.S. dollars, which totaled $71 as of March 31, 2000. This amount is not insured by the FDIC.

Exploration Costs
In accordance with generally accepted accounting principles, the Company will expense exploration costs as incurred.

Foreign Currency Translation
The Company has adopted Financial Accounting Standard No. 52. There were no foreign currency translation adjustments required at March 31, 2000. The Company will record future foreign currency translation results as a separate component of stockholders' equity.

Derivative Instruments
In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

At March 31, 2000, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.


NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company is engaged in the exploration and development of mineral properties. At present there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

                      PALAL MINING CORPORATION
                   (An Exploration Stage Company)
                 NOTES TO THE FINANCIAL STATEMENTS
                            March 31, 2000
NOTE 3 - COMMITMENTS AND CONTINGENCIES (continued)

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $12,500 has been paid and is recorded as professional fees. The remaining $12,500 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

NOTE 4 - COMMON STOCK

On September 2, 1999, 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The above referenced shares were issued in payment for consulting services in the amount of $273,586 and repayment for mining claim recording fees of $64, expenses of $1,218 and advances of $132. These shares were issued pursuant to exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In September 1999, the Company, through Mr. Hugh Grenfal, president and a member of the Board of Directors, acquired ten Mak mining claims located in the Osoyoos Mining Division of British Columbia, Canada.


NOTE 5 - RELATED PARTIES

An officer of the Company has advanced monies to the Company for the payment of legal fees. This amount is uncollateralized and has been recorded as a short-term loan, bearing no interest and having no specific due date. As of March 31, 2000, the Company has recorded interest expense in the amount of $252. The imputed interest rate for this note was 6.45%, and was recorded as a contribution of additional paid-in capital by the stockholders.

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:


SEC Registration Fee     .    .    .    .    .    .    $     100.00
Printing Expenses   .    .    .    .    .    .    .        6,500.00
Accounting Fees and Expenses  .    .    .    .    .        5,000.00
Legal Fees and Expenses  .    .    .    .    .    .       25,000.00
Blue Sky Fees/Expenses   .    .    .    .    .    .        5,000.00
Transfer Agent Fees      .    .    .    .    .    .        3,000.00
Miscellaneous Expenses   .    .    .    .    .    .        5,400.00
                                                       ------------
TOTAL                                                  $  50,000.00
                                                       ============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address    Date      Shares    Consideration
------------------  --------- --------- ----------------
Hugh Grenfal        9/07/99   2,500,000     Services valued at
3337 W. 30th Avenue                     $136,793 and advances of
Vancouver, British Columbia             $707.00
Canada V7S 1W3

Sergei Stetsenko    9/07/99   2,500,000     Services valued at
704 -1155 Beach Avenue                  $136,793 and advances of
Vancouver, British Columbia             $707.00
Canada V6E 1V2

     We issued the foregoing restricted shares of common stock to
Messrs. Grenfal and Stetsenko     under      Section 4(2) of the
Securities Act of 1933. Messrs. Grenfal and Stetsenko are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.


ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.    Document Description
 3.1 *         Articles of Incorporation.
 3.2 *         Bylaws.
 4.1 *         Specimen Stock Certificate.
 5.1 *         Opinion of Conrad C. Lysiak, Esq. regarding the legality
               of the Securities being registered.
10.1 *         Mak 1 Claim.
10.2 *         Mak 2 Claim.
10.3 *         Mak 3 Claim.
10.4 *         Mak 4 Claim.
10.5 *         Mak 5 Claim.
10.6 *         Mak 6 Claim.
10.7 *         Mak 7 Claim.
10.8 *         Mak 8 Claim.
10.9 *         Mak 9 Claim.
10.10 *        Mak 10 Claim.
10.11 *        Statement of Trustee.
10.12          Deed.
23.5           Consent of Williams & Webster, P.S., Certified Public
               Accountants.
23.6           Consent of Conrad C. Lysiak, Esq.
27.2 *         Financial Data Schedule.
99.1 *         Subscription Agreement.

*    Previously Filed

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2/A-2 Registration Statement and has duly caused this Form SB-2/A-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 1st day of August, 2000.

                         PALAL  MINING CORPORATION

                         BY:  /s/ Hugh Grenfal
                              Hugh Grenfal,
                              President, Chief Executive Officer
                              and Principal Accounting Officer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hugh Grenfal, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2/A-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                         Date

/s/ Hugh Grenfal         President, Chief Executive    08/01/2000
Hugh Grenfal             Officer, Treasurer, Principal
                         Accounting Officer and a member
                         of the Board of Directors

/s/ Sergei Stetsenko     Secretary and a member        08/01/2000
Sergei Stetsenko         of the Board of Directors